As filed with the Securities and Exchange Commission on September 8, 2023.

Registration No. 333-266880

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

F45 TRAINING HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Delaware	7997	84-2529722
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

F45 Training Holdings Inc.

3601 South Congress Avenue, Building E

Austin, Texas 78704

(737) 787-1955

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

F45 Training Holdings Inc. 2021 Equity Incentive Plan

(Full Title of the Plans)

Tom Dowd

President and Chief Executive Officer

F45 Training Holdings Inc.

3601 South Congress Avenue, Building E

Austin, Texas 78704

(737) 787-1955

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter W. Wardle

Daniela L. Stolman

Gibson, Dunn & Crutcher LLP

333 South Grand Avenue

Los Angeles, CA 90071

(213) 229-7242

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This post-effective amendment (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (File No. 333-266880) (the “Registration Statement”) originally filed with the U.S. Securities and Exchange Commission on August 15, 2022, registering an aggregate of 4,527,728 shares (the “Shares”) of the Registrant’s common stock, par value $0.00005 per share, available for issuance pursuant to future awards to eligible persons under the F45 Training Holdings Inc. 2021 Equity Incentive Plan.

The Post-Effective Amendment is being filed by the Registrant to withdraw and remove from registration all of the Shares that remain unsold under the Registration Statement. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Shares registered under the Registration Statement that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of the Shares registered but unsold under the Registration Statement as of the date hereof, if any. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on September 8, 2023.

F45 TRAINING HOLDINGS INC.

By:	/s/ Tom Dowd
Name: Tom Dowd Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons have signed this Registration Statement in the capacities and on the date indicated.

Name	Title	Date

/s/ Tom Dowd Tom Dowd	Chief Executive Officer and Director (Principal Executive Officer)	September 8, 2023

/s/ Patrick Grosso Patrick Grosso	Interim Chief Financial Officer (Principal Accounting and Financial Officer)	September 8, 2023

/s/ Timothy Bernlohr Timothy Bernlohr	Director	September 8, 2023

/s/ Eugene Davis Eugene Davis	Director	September 8, 2023

/s/ James Feltman James Feltman	Director	September 8, 2023

/s/ Lisa Gavales Lisa Gavales	Director	September 8, 2023

Adam J. Gilchrist	Director	September 8, 2023

/s/ Elizabeth Josefsberg Elizabeth Josefsberg	Director	September 8, 2023

/s/ Richard Monje Richard Monje	Director	September 8, 2023

Anthony Pasqua	Director	September 8, 2023

/s/ Michael T. Raymond Michael T. Raymond	Director	September 8, 2023

/s/ Steven Scheiwe Steven Scheiwe	Director	September 8, 2023

Mark Wahlberg	Director	September 8, 2023

/s/ Raphael Wallander Raphael Wallander	Director	September 8, 2023